Pricing Supplement No. 21 Dated October 29, 1996
(To Prospectus dated January 12, 1996  File No.:33-63823)
Filed Pursuant to:  Rule 424 (b) (3)





                                 $400,000,000.00

                                 COMDISCO, INC.

                                Medium-Term Notes
              Due from 9 Months to 15 years From the Date of Issue


                                MEDIUM TERM NOTE
                                   FIXED RATE


Date of Issue:                     November 1, 1996

Maturity Date:                     November 1, 2001

Principal Amount:                  $25,000,000.00

Price to Public:                   100%

Interest Rate:                     6.62%

Interest Payment Dates:            March 1 and Sept. 1


Form:    __X__ Book Entry            _____ Certificated

Optional Redemption Date:          N/A

Optional Repayment Date:           N/A

Agent's Discount or Commission:    $125,000.00

Cusip Number:                      20033R EG 0